SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 13, 1999

                ENVIRONMENTAL PRODUCTS & TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)


      Delaware                      000-24877                    77-0096608

   (State or other               (Commission File              (IRS Employer
   jurisdiction of                    Number)                Identification No.)
    incorporation

5380 North Sterling Center Drive, Westlake Village, California          91361
         (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number including area code: (818) 865-2205.


                                 Not applicable
          (Former name or former address, if changed since last report)


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         Item 4.  Changes in Registrant's Certifying Accountant.

         On September 13, 1999, the Board of Directors of Environmental Products & Technologies Corporation (the "Registrant") voted to dismiss the Registrant's auditors, Clumeck, Stern, Phillips & Schenkelberg ("Clumeck Stern"), and on September 14, 1999, retained the services of Singer, Lewak, Greenbaum & Goldstein, LLP ("Singer Lewak") of Los Angeles, California to audit the Registrant's financial statements for the fiscal year ending September 30, 1999. Clumeck Stern's report on the Registrant's financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles. During the Registrant's two most recent fiscal years and any subsequent interim period preceding the dismissal of Clumeck Stern, there were no "disagreements" (as such term is defined in Item 304 of Regulation S-K) with Clumeck Stern on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         There are no "reportable events" (as such term is defined in Item 304 of Regulation S-K) that occurred within the Registrant's two most recent fiscal years or any subsequent interim period preceding the dismissal of Clumeck Stern.

         During the Registrant's two most recent fiscal years and any subsequent interim period prior to engaging Singer Lewak, neither the Registrant nor anyone on the Registrant's behalf consulted Singer Lewak regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ENVIRONMENTAL PRODUCTS &
                                             TECHNOLOGIES CORPORATION
                                             a Delaware corporation


Date:    September 17, 1999                  By:     /s/ Joel G. Wadman
                                             -----------------------------------
                                             Name:   Joel G. Wadman
                                             Title:  Chief Financial Officer

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